UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  9/3/2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 East 29th Ave.

Suite. 10-B

Spokane, WA 99223

 (Address of principal executive offices)

(208) 591-32810

(Registrant’s telephone number)

_____________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

ITEM 1.01  Entry into a Material Definitive Agreement

Shares Purchased

On September 3, 2014, GreenPlex Services, Inc. (“GreenPlex”) entered into a definitive stock purchase agreements with two unaffiliated accredited investors who collectively purchased 400,000 shares of restricted common stock at $0.15 per share for an aggregate of $60,000.  In addition to the issuance of the restricted common stock, the company issued 200,000 three year stock purchase warrants which have an exercise price of $0.60 per share.

There were no fees, commissions or professional fees for services rendered in connection with the sale of the common stock and warrants.  The transaction was arranged and undertaken by the officers of GreenPlex.

Additional Funds Provided to C.S. Analytics LLC

On September 3, 2014, Greenplex paid C.S. Analytics, LLC an additional $40,000 option fee with regard to the original option agreement dated March 23, 2014.  An aggregate of $170,000 in option fees have been paid by GreenPlex, plus a loan in the amount of $20,000, for a total of $190,000 which is creditable towards the first tranche of capital contribution due from GreenPlex at the closing of the Joint Venture.  These funds are non-refundable if the Joint Venture is not formalized.

The aggregate of $170,000, plus $20,000 in loans, which will be forgiven, will all be creditable toward the first tranche of the capital contribution due from GreenPlex at the closing of the Joint Venture, but $170,000 is non-refundable if the Joint Venture is not formalized.  The purpose of the Joint Venture is to operate a cannabis testing facility in Pullman, Washington, and to expand to other states.  The Option to Enter a Joint Venture filed was attached as Exhibit 10.1 to the 8-K filed by the company on March 28, 2014.  C.S. Analytics, LLC is based in Temecula, California and is the only ISO/IEC 17925-2005 accredited cannabinoid profiling laboratory in the United States.  C.A. Analytics, LLC is accredited in accordance with the recognized International Standard ISO/IEC 17025-2005 and this accreditation demonstrates technical competence for a defined scope and operation of a laboratory quality management system.

ITEM 3.02.  Unregistered Sales of Securities.

On September 3, 2014, Greenplex Services, Inc. (“GreenPlex”) entered into a definitive stock purchase agreements with two unaffiliated accredited investors who collective purchased 400,000 unregistered shares of Par Value ($0.0001) common stock from its treasury at $.15 per share in exchange for a total of $60,000 cash.  In addition to the issuance of the restricted common stock, the company issued 200,000 three year stock purchase warrants which have an exercise price of $.60 per share.  The Company sold these restricted shares to further capitalize the Company in order to pay operating expenses and to assist in executing it business plan.

GreenPlex is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  Each purchaser has represented to the Company that they are an “accredited investor.”  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation, general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits:

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Form of Securities Purchase Agreement, entered into by the Company on September 3, 2014. (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on August 8, 2014)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenplex Services, Inc. (Registrant)

Date: September 8, 2014 By: /s/ Victor T. Foia Victor T. Foia President and CEO

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